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                                                                    EXHIBIT 9.01

                                   FORM OF
                            VERITAS VOTING AGREEMENT

      This Voting Agreement (this "VOTING AGREEMENT") is made and entered into as of January 13, 1997 (the "EFFECTIVE DATE") between OpenVision Technologies, Inc., a Delaware corporation ("OPENVISION") and ______________________ ("SHAREHOLDER").

      RECITALS

      A. This Voting Agreement is entered into pursuant to that certain Agreement and Plan of Reorganization dated as of January 13, 1997, as such may be amended (the "PLAN OF REORGANIZATION"), entered into by and among VERITAS Software Corporation, a California corporation ("VERITAS"), VERITAS Software Corporation, a Delaware corporation ("NEWCO") and OpenVision. The Plan of Reorganization provides for the formation of a Delaware corporation ("SUB"), a wholly owned subsidiary of Newco, and the statutory merger of Sub with and into OpenVision (the "MERGER"), all pursuant to the terms and conditions of the Plan of Reorganization and the Agreement of Merger to be entered into between Sub and OpenVision in the form attached to the Plan of Reorganization (the "AGREEMENT OF MERGER"). The Plan of Reorganization and the Agreement of Merger are collectively referred to herein as the "MERGER AGREEMENTS." Capitalized terms used herein and not defined herein shall have the meanings that such terms have in the Plan of Reorganization.

      B. The Merger Agreements provide for the conversion of all of the issued and outstanding stock of OpenVision at the Effective Time of the Merger into shares of Newco's Common Stock, all as more particularly set forth in the Plan of Reorganization.

      C. As a condition to the willingness of OpenVision to enter into the Plan of Reorganization, OpenVision has required that Shareholder agree, and in order to induce OpenVision to enter into the Plan of Reorganization Shareholder has agreed, to enter into this Voting Agreement.

      NOW, THEREFORE, the parties hereto hereby agree as follows:

SECTION 1.  VOTING OF VERITAS SECURITIES

      1.1 VERITAS Securities. Attachment 1 hereto sets forth all shares of VERITAS capital stock and any other securities of VERITAS owned by Shareholder, including all securities of VERITAS as to which Shareholder has sole or shared voting or investment power, and all rights, options and warrants to acquire shares of capital stock or other securities of VERITAS granted to or held by Shareholder (such shares of VERITAS capital stock, other securities of VERITAS and rights, options and warrants to acquire shares of VERITAS capital stock and other securities of VERITAS are hereinafter collectively referred to as "VERITAS STOCK"). As used herein, the term "NEW VERITAS SECURITIES" means, collectively, any and all shares of VERITAS capital stock, other securities of VERITAS and rights, options and warrants to acquire shares of VERITAS capital stock and other securities of VERITAS that Shareholder may purchase or otherwise acquire any interest in (whether of record or beneficially), on and after the Effective Date of this Voting Agreement and prior to the Expiration Date (as defined below). All New VERITAS Securities will be subject to the terms of this Voting Agreement to the same
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extent and in the same manner as if they were VERITAS Stock. The VERITAS Stock and the New VERITAS Securities shall be collectively referred to herein as the "VERITAS SECURITIES". As used herein, the term "EXPIRATION DATE" means the earliest to occur of (i) the closing, consummation and effectiveness of the Merger, or (ii) such time as the Plan of Reorganization is terminated in accordance with its terms.

      1.2 Voting Agreement. Shareholder hereby agrees with OpenVision that, prior to the Expiration Date, at any meeting of the shareholders of VERITAS, however called, and in any written action by consent of shareholders of VERITAS, unless otherwise directed in writing by OpenVision, Shareholder shall vote the VERITAS Securities:

      (i) in favor of the Merger, the execution and delivery by VERITAS of the Plan of Reorganization and the adoption and approval of the terms thereof and in favor of each of the other actions contemplated by the Plan of Reorganization and any action required in furtherance hereof and thereof;

      (ii) against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of VERITAS in the Plan of Reorganization; and

      (iii) against the following actions (other than those actions that relate to the Merger and the transactions contemplated by the Plan of Reorganization):
(A) any merger, consolidation or other business combination involving VERITAS or any subsidiary of VERITAS with any party other than OpenVision or its affiliates that would prevent or preclude the Merger with OpenVision; (B) any sale, lease or transfer of more than any significant part of the assets of VERITAS or any subsidiary of VERITAS to any party other than OpenVision or its affiliates (except in the ordinary course of business); (C) any reorganization, recapitalization, dissolution or liquidation of VERITAS or any subsidiary of VERITAS; (D) any change in a majority of the board of directors of VERITAS; (E) any amendment to the VERITAS Articles of Incorporation; (F) any material change in the capitalization of VERITAS or VERITAS's corporate structure; or (G) any other action which is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Plan of Reorganization Agreement or this Voting Agreement.

      Prior to the Expiration Date, Shareholder shall not enter into any agreement or understanding with any person to vote or give instructions in any manner inconsistent with clause "(i)", "(ii)" or "(iii)" of the preceding sentence.

      1.3   Proxy; Further Assurances.

      (i) Contemporaneously with the execution of this Voting Agreement, Shareholder shall deliver to OpenVision a proxy in the form attached hereto as Attachment 2, which shall be irrevocable to the fullest extent permitted by law, with respect to the VERITAS Securities (the "PROXY").


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      (ii) Shareholder shall perform such further acts and execute such further documents and instruments as may reasonably be required to vest in OpenVision the power to carry out and give effect to the provisions of this Voting Agreement.

SECTION 2.  WAIVER OF APPRAISAL RIGHTS

      Shareholder hereby waives any rights of appraisal and any dissenters' rights that Shareholder may have in connection with the Merger.

SECTION 3.  NO SOLICITATION

      Shareholder covenants and agrees with OpenVision that, during the period commencing on the date of this Voting Agreement and ending on the Expiration Date, Shareholder shall not, directly or indirectly, (i) solicit or initiate discussions or engage in negotiations with any person other than OpenVision or take any action intended, designed or reasonably likely to facilitate the efforts of any person, other than OpenVision, relating to the possible acquisition of VERITAS (whether by way of merger, purchase of its capital stock, purchase of assets or otherwise) or any material portion of its capital stock or assets ("ACQUISITION PROPOSAL"), (ii) furnish any nonpublic information regarding VERITAS to any person in connection with or in response to an Acquisition Proposal or potential Acquisition Proposal; (iii) engage in discussions with any person with respect to any Acquisition Proposal; (iv) approve, endorse or recommend any Acquisition Proposal; or (v) enter into any letter of intent or other similar document or any contract contemplating or otherwise relating to any Acquisition Proposal. Shareholder shall immediately cease any existing discussions with any persons other than OpenVision that relate to any Acquisition Proposal.

SECTION 4.  OBLIGATIONS AS A DIRECTOR AND/OR OFFICER OF VERITAS

      If at any time prior to the Expiration Date Shareholder or a representative of Shareholder is a member of the Board of Directors of VERITAS ("Director") or an officer of VERITAS, nothing in this Agreement shall limit or restrict the Director or officer in acting in his capacity as a Director or officer, as the case may be, of VERITAS and in the exercise of his fiduciary duties and responsibilities in such capacity, it being agreed and understood that this Agreement shall apply to the Shareholder solely in his or its capacity as a shareholder and shall not apply to the Director's or officer's actions, judgments or decisions as a Director or officer of VERITAS.
SECTION 5.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF SHAREHOLDER

      5.1 Representations, Warranties and Covenants of Shareholder. Shareholder represents, warrants and covenants as follows:


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      (a) Authority. Shareholder has full power and authority to enter into, execute, deliver and perform Shareholder's obligations under this Voting Agreement and to make the representations, warranties and covenants herein contained.

      (b) VERITAS Securities Owned. Except as otherwise disclosed in the VERITAS Disclosure Letter, at the date hereof, all the VERITAS Stock owned by Shareholder are, and at all times until and through the Expiration Date all the VERITAS Securities owned by Shareholder will be, free and clear of any rights of first refusal, co-sale rights, security interests, liens, pledges, claims, options, charges or other encumbrances.

      (c) Transfer Restrictions on VERITAS Securities. Shareholder agrees with VERITAS not to sell, transfer, encumber or dispose of, or offer to sell, transfer, encumber or dispose of any VERITAS Securities until the Expiration Date, and at such time, only as agreed pursuant to the terms hereof.

      (d) Further Assurances. Shareholder agrees to execute and deliver any additional documents reasonably necessary or desirable, in the opinion of OpenVision, to carry out the purposes and intent of this Voting Agreement.

SECTION 6.  MISCELLANEOUS

      6.1 Notices. Any notice or other communication required or permitted to be given under this Voting Agreement will be in writing, will be delivered personally, by telecopier (with a hard copy also mailed), or by registered or certified mail, postage prepaid and will be deemed given upon delivery, if delivered personally, one business day after transmission by telecopier with confirmation of receipt, or three (3) days after deposit in the mails, if mailed, to the following addresses:

                  (i)  If to OpenVision:

                  OpenVision Technologies, Inc.
                  7133 Koll Center Parkway, Suite 200
                  Pleasanton, CA 94566
                  Attention: Chief Executive Officer

               With a copy to:

                  Barry Taylor, Esq.
                  Wilson Sonsini Goodrich & Rosati P.C.
                  650 Page Mill Road
                  Palo Alto, California  94304

                  (ii)   If to Shareholder:

            To the address for notice for such Shareholder set forth on Attachment 1 hereto,

               With a copy to:


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                  Jacqueline Daunt, Esq.
                  Fenwick & West LLP
                  Two Palo Alto Square, Suite 800
                  Palo Alto, California  94304

      or to such other address as a party may have furnished to the other parties in writing pursuant to this Section 6.1.

      6.2 Termination. This Voting Agreement shall be terminated and shall be of no further force and effect upon the termination of the Plan of Reorganization pursuant to its terms.

      6.3 Counterparts. This Voting Agreement may be executed in any number of counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument. This Voting Agreement will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of all parties reflected hereon as signatories.

      6.4 Assignment; Binding Upon Successors and Assigns. Neither party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other party hereto. This Voting Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

      6.5 Waiver and Amendment. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default. This Voting Agreement may be amended by the parties hereto upon the execution and delivery of a written agreement executed by the parties hereto.

      6.6 Governing Law. The internal laws of the State of Delaware (irrespective of its choice of law principles) will govern the validity of this Voting Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto. Any litigation or other dispute resolution proceeding among the parties relating to this Voting Agreement will take place in San Mateo, Santa Clara or San Francisco County, California, The parties consent to the personal jurisdiction of and the venue in the state and federal courts within such counties.

      6.7 Severability. If any term, provision, covenant or restriction of this Voting Agreement (or of the Plan of Reorganization) is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Voting Agreement (or of the Plan of Reorganization, as the case may be) will remain in full force and effect and will in no way be affected, impaired or invalidated. The parties further agree to replace such invalid or unenforceable term with a valid and enforceable provision that will achieve, to the greatest extent possible, the economic, business and other purposes of the invalid or unenforceable provision.

      6.8 Construction of Agreement. This Voting Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof will not be construed for or


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against either party. A reference to a Section will mean a Section in this
Voting Agreement unless otherwise explicitly set forth. The titles and headings herein are for reference purposes only and will not in any manner limit the construction of this Voting Agreement which will be considered as a whole.

      6.9 Attorneys' Fees. Should suit be brought to enforce or interpret any part of this Voting Agreement, the prevailing party will be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court (including without limitation, costs, expenses and fees on any appeal). The prevailing party will be entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment.

      6.10 Specific Performance; Injunctive Relief. The parties hereto acknowledge that OpenVision will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Shareholder set forth herein. Therefore it is agreed that, in addition to any other remedies that may be available to OpenVision upon any such violation, OpenVision shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to OpenVision at law or in equity.

      6.11 Partnership. OpenVision agrees that if Stockholder is a limited partnership, Stockholder's general and limited partners shall in no event be liable for any obligations or liabilities of Stockholder under this Agreement.


      IN WITNESS WHEREOF, the parties hereto have executed this Voting Agreement as of the date first set forth above.

OPENVISION TECHNOLOGIES, INC.,            SHAREHOLDER:
a Delaware corporation


By:
     ----------------------------         --------------------------------

Name:                                     Name:
     ----------------------------               --------------------------

Title:                                    Title:
     ----------------------------               --------------------------


                    [SIGNATURE PAGE TO VERITAS VOTING AGREEMENT]


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                                                                    ATTACHMENT 1


                                  VERITAS STOCK


      Shareholder's Address for Notice:
                                        ----------------------------------

                                        ----------------------------------

                                        ----------------------------------


      Number of shares of VERITAS
      capital stock beneficially
      owned by the undersigned:
                                        ----------------------------------



      Number of options, warrants
      or other convertible securities
      convertible into VERITAS capital
      stock beneficially owned by
      the undersigned:
                                        ----------------------------------
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                                                                    ATTACHMENT 2

                                  FORM OF PROXY

                                IRREVOCABLE PROXY

      The undersigned shareholder of VERITAS Software Corporation, a California corporation (the "Company"), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes Michael Fields and OpenVision Technologies, Inc., a Delaware corporation ("OpenVision"), and each of them, the attorneys and proxies of the undersigned with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to (i) the shares of capital stock of the Company owned by the undersigned as of the date of this proxy, which shares are specified on the final page of this proxy, and (ii) any and all other shares of capital stock of the Company which the undersigned may acquire after the date hereofuntil such time as this Proxy terminates in accordance with its terms. (The shares of the capital stock of the Company referred to in clauses (i) and (ii) of the immediately preceding sentence are collectively referred to as the "Shares.") Upon the execution hereof, all prior proxies given by the undersigned with respect to any of the Shares are hereby revoked, and no subsequent proxies will be given with respect to any of the Shares.

      This proxy is irrevocable, is coupled with an interest and is granted in connection with the Voting Agreement, dated as of the date hereof, between OpenVision and the undersigned (the "Voting Agreement"), and is granted in consideration of OpenVision entering into the Agreement and Plan of Reorganization, dated as of the date hereof, among OpenVision, Parent, and the Company (the "Reorganization Agreement"). Capitalized terms used but not otherwise defined in this proxy have the meanings ascribed to such terms in the Reorganization Agreement.

      The attorneys and proxies named above will be empowered, and may exercise this proxy, to vote the Shares at any time until the earlier to occur of the valid termination of the Reorganization Agreement or the Effective Time at any meeting of the shareholders of the Company, however called, or in any written action by consent of shareholders of the Company:

      (i) in favor of the Merger, the execution and delivery by the Company of the Plan of Reorganization and the adoption and approval of the terms thereof and in favor of each of the other actions contemplated by the Plan of Reorganization and any action required in furtherance hereof and thereof;

      (ii) against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company in the Plan of Reorganization; and

      (iii) against the following actions (other than those actions that relate to the Merger and the transactions contemplated by the Plan of Reorganization):
(A) any merger, consolidation or other business combination involving the Company or any subsidiary of the Company with any party other than OpenVision or its affiliates that would prevent or preclude the Merger with OpenVision; (B) any sale, lease or transfer of more than any significant part of the assets of the
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Company or any subsidiary of the Company to any party other than OpenVision or its affiliates (except in the ordinary course of business); (C) any reorganization, recapitalization, dissolution or liquidation of the Company or any subsidiary of the Company; (D) any change in a majority of the board of directors of the Company; (E) any amendment to the Company Articles of Incorporation; (F) any material change in the capitalization of the Company or the Company's corporate structure except as contemplated by the Reorganization Agreement; or (G) any other action which is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Reorganization Agreement or the Voting Agreement.

      Prior to the Expiration Date (as such term is defined in the Voting Agreement; such term is used hereafter with the same definition), at any meeting of the shareholders of the Company, the attorneys and proxies named above will be empowered, and may exercise this proxy, to vote the Shares in their discretion with respect to (i) any Acquisition Proposal (as such term is defined in the Voting Agreement) and any related transaction or agreement and (ii) any action which is intended, or could reasonably be expected, to facilitate the consummation of any Acquisition Proposal.

      The undersigned shareholder may vote the Shares on all other matters. This proxy shall be binding upon the heirs, successors and assigns of the undersigned (including any transferee of any of the Shares).

      Any obligation of the undersigned hereunder shall be binding upon the heirs, successors and assigns of the undersigned (including any transferee of any of the Shares).

      This proxy shall terminate upon the Expiration Date.

Dated:  January 13, 1997
                                    ---------------------------------------
                                    Name:
                                         ----------------------------------

                                    Number of Shares of Company
                                    Common Stock:
                                                 --------------------------


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